EXHIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement dated January 8, 2003.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement dated January 8, 2003.